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                                                                       EXHIBIT 5
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        [LETTERHEAD OF PROSKAUER ROSE GOETZ & MENDELSOHN APPEARS HERE]




                               December 15, 1994


Anthony Industries, Inc.
4900 South Eastern Avenue
Los Angeles, CA 90040

             Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     You have requested our opinion in connection with Anthony Industries, Inc.'s (the "Company") Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under Section 5 of the Securities Act of 1933 the offer and sale of up to 1,050,000 shares (the "Shares") of its common stock, $1.00 par value, under the Company's 1994 Incentive Stock Option Plan (the "Plan").

     We have reviewed copies of the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company, the Registration Statement and the Plan, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon statement of officers of the Company and upon certificates of public officials.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon the exercise of option in accordance with the Plan, will be validly issued, fully paid and non-assessable.

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Anthony Industries, Inc.
December 15, 1994
Page 2

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        PROSKAUER ROSE GOETZ & MENDELSOHN

                                        By: /s/ Robert Cantone
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